SUNSTATES CORPORATION
                         4600 Marriott Drive, Suite 200
                          Raleigh, North Carolina 27612

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 10, 1998

 TO THE HOLDERS OF VOTING STOCK

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sunstates Corporation will be held on Monday, August 10, 1998, at 8:00 a.m., local time, at the headquarters of Sew Simple Systems, Inc. ("Sew Simple"), the Company's major operating subsidiary, located on Highway 418 (3.3 miles West of Interstate 385), Fountain Inn, South Carolina to consider and act upon the following matters:

 1.   Election of directors of the Company for the ensuing year, and

 2. Such other business as may properly come before the Meeting or any adjournment thereof.

          Only shareholders of record at the close of business on July 15, 1998 are entitled to notice of and to vote at the Meeting. Holders of Common Stock and of Class B Accumulating Convertible Stock will be entitled to vote on all business that may come before the Meeting except that holders of Class B Accumulating Convertible Stock will not be entitled to vote on the one member of the board to be elected solely by holders of Common Stock, voting as a separate class, as described in the accompanying Information Statement. The holders of the $3.75 Cumulative Preferred Stock will be entitled to vote to elect three directors at the Meeting. Holders of the $3.75 Cumulative Preferred Stock will not be entitled to vote upon any other matters coming before the Meeting.


 By Order of the Board of Directors,




 Richard A. Leonard
 Secretary

 Dated: July 21, 1998
                                -----------------

                       SEE INFORMATION STATEMENT ENCLOSED
                                -----------------

                              SUNSTATES CORPORATION
                         4600 Marriott Drive, Suite 200
                          Raleigh, North Carolina 27612

                   INFORMATION STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD AUGUST 10, 1998

          This Information Statement is being sent to shareholders of Sunstates Corporation (the Company") on or about July 21, 1998, in connection with the Annual Meeting of Shareholders of the Company to be held Monday, August 10, 1998, at 8:00 a.m., local time, at the headquarters of Sew Simple Systems, Inc. ("Sew Simple"), the Company's major operating subsidiary, located on Highway 418, (3.3 miles West of Interstate 385), Fountain Inn, South Carolina.

          The Company's By-Laws provide that questions coming before the Meeting shall be decided by a majority of the votes present at the Meeting, either in person or by proxy, and eligible to vote. Accordingly, abstentions and withheld votes are effectively treated as a negative vote with respect to the question being decided. However, with respect to the election of directors, the Company's By-Laws provides that a nominee shall be elected by receiving a plurality of the votes cast. Accordingly, abstentions and withheld votes are not taken into account in the election of directors.

                                VOTING SECURITIES

          The record of shareholders entitled to vote was taken at the close of business on July 15, 1998. At such date, the Company had outstanding 2,271,705 shares of Common Stock, $0.33 1/3 par value, 79,604 shares of Class B Accumulating Convertible Stock, $.10 par value ("Class B Stock") and 462,978 shares of $3.75 Cumulative Preferred Stock ("$3.75 Preferred Stock). Holders of Common Stock are entitled to one vote per share and holders of Class B Stock are entitled to 85.3125 votes per share. Holders of the $3.75 Preferred Stock are entitled to one vote per share only with respect to matters on which they are entitled to vote.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

          Holders of Common Stock will be entitled, voting as a separate class, to elect a number of directors equal to 25 % (rounded up to the next integer) of the members of the Board of Directors to be elected by holders of the Common Stock and the Class B Stock. There are three Directors to be elected at the Meeting by holders of the Common Stock and the Class B Stock, and accordingly, the holders of the Common Stock will, voting as a separate class, elect one Director. The holders of Common Stock will also vote together with the holders of Class B Stock to elect the remaining two directors. Holders of the $3.75 Preferred Stock will be entitled, voting as a separate class, to elect a number of directors equal to the combined number of directors elected by the holders of the Common Stock and Class B Stock. Accordingly, the holders of the $3.75 Preferred Stock will be entitled to vote as a separate class to elect three directors. Holders of the $3.75 Cumulative Preferred Stock will not be entitled to vote upon any other matters coming before the Meeting.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

 The following table shows the name, address and beneficial ownership, as of July 15, 1998, of each person known to the Company to be the beneficial owner of more than 5% of any class of its outstanding securities entitled to vote. Information presented in this table and related notes has been obtained from the Company's shareholder lists, the beneficial owner or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to
 Section 13 of the Securities Exchange Act of 1934 as amended, (the "Exchange Act").

                                                                                                     Percent of
                                              Amount and Class of Equity           Percent of        Voting
Name and Address of Beneficial Owner          Securities Beneficially Owned (8)    Class (1)         Power (3)
------------------------------------          ---------------------------------    ---------         ---------

COMMON AND CLASS B COMBINED (3):


A group ("Engle Group") consisting of:
Hickory Furniture Company                     66,396 Shares of Class B Stock (2)   83.41%            62.36%
("Hickory")
4433 W. Touhy Avenue
Lincolnwood, Illinois 60646
                    and                                       and



                                                                                                     Percent of
                                              Amount and Class of Equity           Percent of        Voting
Name and Address of Beneficial Owner          Securities Beneficially Owned (8)    Class (1)         Power (3)
------------------------------------          ---------------------------------    ---------         ---------

Indiana Financial Investors, Inc.             935,018 Shares of Common Stock (2)   41.16%            10.29%
("Indiana")
4433 W. Touhy Avenue
Lincolnwood, Illinois 60646
                    and                                       or
Telco Capital Corporation                     2,553,420 Shares of Common Stock     65.64%            50.9%
("Telco")                                     issuable upon conversion of Class
4433 W. Touhy Avenue                          B Stock (4)
Lincolnwood, Illinois 60646
                    and
RDIS Corporation
("RDIS")
4433 W. Touhy Avenue
Lincolnwood, Illinois 60646
                    and
GSC Enterprises, Inc.
("GSC")
4433 W. Touhy Avenue
Lincolnwood, Illinois 60646
                    and
Siobhan Engle
4433 W. Touhy Avenue
Lincolnwood, Illinois 60646
                    and
Clyde Wm. Engle
4433 W. Touhy Avenue
Lincolnwood, Illinois 60646


Coronet Insurance Company                     3,563 Shares of Class B Stock        4.48%             3.35%
3500 West Peterson Avenue                                     and
Chicago, Illinois  60659                      687,449 Shares of Common Stock       30.26%            7.59%
                                                              or
                                              774,297 Shares of Common Stock       32.83%            8.75%
                                              issuable upon conversion of Class
                                              B Stock (8)


$3.75 PREFERRED STOCK (3):

"Engle Group" (see above)                     137,432 Shares of $3.75 Preferred    29.68%            29.68%
                                              Stock (2)

John D. Weil TR                               84,668 Shares of $3.75 Preferred     18.29%            18.29%
U/A/D 6/28/91                                 Stock
John D Weil Trust
509 Olive St.
Suite 705
St. Louis, MO 63101

Coronet Insurance Company                     96,256 Shares of $3.75 Preferred     20.79%            20.79%
3500 West Peterson Avenue                     Stock
Chicago, Illinois  60659



 (1) At July 15, 1998, there were 2,271,705 shares of Common Stock outstanding, net of 20,800 shares held by subsidiaries end therefore deemed to be treasury shares, 79,604 shares of Class B Stock outstanding and 462,978 shares of S3.75 Preferred Stock outstanding.

 (2) Siobhan Engle owns 17,775 shares of Class B Stock and 63,986 shares of Common Stock, Hickory owns directly 48,056 shares of Class B Stock, 845,630 shares of Common Stock, and 137,432 shares of $3.75 Preferred Stock, Indiana owns directly 565 shares of Class B Stock and 10,002 shares of Common Stock, and GSC owns directly 15,400 shares of Common Stock.

 (3) Holders of Common Stock are entitled to one vote per share and holders of Class B Stock are entitled to 85.3125 votes per share, voting together as a single class. Percentages indicated are based upon the combined total number of votes available to holders of Common Stock and Class B Stock, a total of 9,062,921 on July 15, 1998. Common Stock and S3.75 Preferred Stock are each entitled to one vote per share when voting as a separate class.

 (4) Each share of Class B Stock is convertible immediately into 24.375 shares of Common Stock. Were only Mrs. Engle, Hickory and Indiana to immediately convert their shares of Class B Stock into Common Stock, the group would then hold 50.9% of the voting power of the outstanding securities regularly entitled to vote.

 (5) Mr. Engle may be deemed the beneficial owner of the shares of Class B Stock beneficially owned by Hickory and Indiana by vinue of his ownership of RDIS. According to information filed with the Commission, Mr. Engle, Chairman of the Board of Directors of RDIS, possesses beneficial ownership in excess of 50 % of the outstanding shares of common stock of RDIS. RDIS owns 100% of the outstanding common stock of Telco; Telco owns approximately 92.6% of the outstanding common stock of Hickory; and Hickory owns approximately 69.4% of the outstanding common stock of Indiana. Mr. Engle may be deemed the beneficial owner of the shares of Common Stock owned by GSC Enterprises, a one-bank holding company, of which Mr. Engle is the majority owner.

 (6) All of the shares of common stock of Hickory owned by Telco have been pledged to an unaffiliated bank in Chicago to secure a loan to Telco by that bank, which loan is in default.

(7) The amounts included do not include 14,300 shares of Sunstates Common Stock held directly by or in trust for members of Mr. Engle's immediate family. Mr. Engle specifically disavows beneficial ownership of such shares.

(8) Each share of Class B Stock is convertible immediately into 24.375 shares of Common Stock. Were only Coronet Insurance Company to immediately convert their shares of Class B Stock into Common Stock, they would then hold 8.75% of the voting power of the outstanding securities regularly entitled to vote.


          As of July 15, 1998, all officers and directors of the Company as a group, a total of 8 persons, owned beneficially 936,018 shares of Common Stock, or 41.20% of the total shares of Common Stock outstanding, 66,396 shares of Class B Stock, or 83.41% of the total shares of Class B Stock outstanding, 138,232 shares of $3.75 Preferred Stock or 29.86% of the total shares of $3.75 Preferred Stock outstanding and 49,000 shares of Class E Preferred Stock or
 15.16 % of the total shares of Class E Preferred Stock outstanding. If the group were to presently convert its Class B Stock into Common Stock, they would receive an additional 1,618,403 shares of Common Stock for a total ownership of 2,554,421 shares of Common Stock, or 65.66% of the total shares of Common Stock outstanding. Each share of Class B Stock is entitled to 85.3125 votes and votes together with the Common Stock as a single class, with respect to all matters to be voted upon by shareholders except with respect to the election of one director to be elected solely by the holders of Common Stock, voting as a separate class, and as otherwise provided by law. Officers and directors as a group are currently the beneficial owners of 72.82% of the voting power of all Common Stock and Class B Stock presently outstanding when these shares vote as a single class. (See separate section of this Information Statement for information as to securities ownership of individual directors and officers. )


                              ELECTION OF DIRECTORS

          At the Annual Meeting, members of the Board of Directors will be elected for one year and until the election and qualification of their successors. The holders of the Company's Common Stock, voting as a separate class, will vote for one of the three members (25 % rounded up to the next highest integer) of the Board of Directors to be elected by the holders of the Company's Common Stock and Class B Stock. The holders of Common Stock will then also vote together with the holders of the Class B Stock to elect the remaining two directors.

     Mr. Friedman is standing for election by holders of Common Stock voting as a separate class.

     Messrs. Engle and Mortenson will stand for election by the holders of the Common Stock and Class B Stock voting together as a single class.

     Messrs. Schubert, Sampson and Winston Engle are standing for election by holders of the Company's Preferred Stock voting as a separate class.

     In order to be elected, each nominee must receive the affirmative vote of a plurality of the votes of the class of security or securities represented at the meeting and voting upon his election.

         All of the nominees listed below, except Mr. Winston Engle, presently comprise the Board of Directors of the Company.

          Each nominee is at present available for election. Information concerning the Board's nominees, based on data furnished by them, is set forth below.

          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

                                                                                       Year
                                                                                       First       Shares and Class
                                                                                       Became      of Equity
                                                                                       Director    Securities
                      Positions with Sunstates: Principal Occupations During Past      of          Beneficially
Name (Age)            Five Years; Other Directorships                                  Sunstates   Owned (1)(2)
----------            -------------------------------                                  ---------   ------------

William D. Schubert   Principal   (since   January   1989)  of  Advanced   Management  1991        -0-
(74)                  Concepts,  a  management  consulting  firm to the  textile  and apparel  industries;  Director  (from  1973 to May  1991),
                      Chairman of the Board of Directors  (from December 1985 to
                      December 1988) and President and Chief  Executive  Officer
                      (from April 1974 to July 1988) of Alba-Waldensian, Inc., a manufacturer  of textile  apparel  and  medical  specialty
                      products;   Director   (since  November  1990)  of  Wellco
                      Enterprises, Inc.

Winston E. Engle      Self-employed.  Son of Clyde Wm. Engle, Chairman of the Board.   --          -0-
(28)

Clyde Wm. Engle (3)   Mr. Engle  has served as Chairman of the Board (since  December  1985        See "Security
(55)                  1985)  and  Chief  Executive  Officer  (since  December  1990);              Ownership of
                      President and Chief  Executive  Officer (from  December 1985 to              Certain
                      May   1988)   of   Sunstates    Corporation   (formerly   Acton              Beneficial
                      Corporation);  Director  (from  1981 to May 1988) of  Sunstates              Owners".
                      Corporation.  He also holds  positions with various  businesses headquartered in Chicago, Illinois,  including RDIS Corporation
                      (formerly  Libco  Corporation)   (Chairman  of  the  Board  and
                      President),  which is the  sole  shareholder  of Telco  Capital
                      Corporation;  Telco Capital Corporation  (Chairman of the Board
                      and   Chief   Executive   Officer),   which  is  the   majority
                      shareholder of Hickory  Furniture  Company;  Hickory  Furniture
                      Company  (Chairman  of  the  Board),   which  is  the  majority
                      shareholder of Sunstates  Corporation;  GSC  Enterprises,  Inc.
                      (Chairman  of  the  Board,   President   and  Chief   Executive
                      Officer), a one bank holding company,  and; Bank of Lincolnwood
                      (Chairman  of the Board and  President);  Director and Chairman
                      of  Alba-Waldensian,  Inc.;  Director  and  Chairman of Indiana
                      Financial Investors, Inc.


Howard Friedman       Partner (since 1996) in the law firm of Schuyler, Roche &        1986        500 shares of
(58)                  Zwirner; Chicago, Illinois; Partner (since 1971) in the law                  Common Stock
                      firm of Altheimer &  Gray, Chicago, Illinois; Director (since
                      1984) of Bank of Lincolnwood




















                                                                                                     Percent of
                                              Amount and Class of Equity           Percent of        Voting
Name and Address of Beneficial Owner          Securities Beneficially Owned (8)    Class (1)         Power (3)
------------------------------------          ---------------------------------    ---------         ---------

Lee N. Mortenson      Mr. Mortenson  has served as President (since May 1988),  Chief  1988        500 shares of
(62)                  Operating   Officer   (since   December   1990)  of   Sunstates              Common Stock,
                      Corporation  (formerly Acton Corporation);  President and Chief              800 shares of
                      Executive  Officer  (from  July 1984 to May 1988) and  Director              $3.75 Preferred
                      (from  February  1985 to May  1988) of  Sunstates  Corporation.              Stock
                      Mr.  Mortenson  also serves as Director  (since April 1984) and
                      President and Chief Executive  Officer (since February 1997) of
                      Alba-Waldensian,  Inc. He has also served as  President,  Chief
                      Operating  Officer and a Director of Telco Capital  Corporation
                      of  Chicago,   Illinois  since  January  1984.   Telco  Capital
                      Corporation is  principally  engaged in the  manufacturing  and
                      real  estate  businesses.   Mr.  Mortenson  also  serves  as  a
                      Director  of  Rocky  Mountain   Chocolate   Factory,   Inc.  On
                      December  24,  1996,  an  agreed  order of  liquidation  with a
                      finding  of  insolvency  was  entered   against  the  principal
                      subsidiary of Sunstates Corporation,  Coronet Insurance Company
                      ("Coronet"),  under the Illinois  Insurance  Code,  pursuant to which,  among other  things,  all of the assets of Coronet were transferred  to  the  Office  of the  Special  Deputy  for  the
                      purpose of winding up the  affairs of  Coronet.  Mr.  Mortenson was a Director  of Coronet and served as its  President  during the period 1994 to 1996.  On January 24,  1997,  Hickory  White
                      Company,  a  furniture-manufacturing  subsidiary  of  Sunstates
                      Corporation,  filed a voluntary  petition  under  Chapter 11 of the  Federal  Bankruptcy  Code.  All of the  assets of  Hickory
                      White  Company  were  sold to an  unrelated  party on March 17,
                      1997.  Mr.  Mortenson  was Vice  President  and a  Director  of
                      Hickory  White  Company.  Mr.  Mortenson  previously  served as
                      Group Vice  President of Gould,  Inc. from 1980 to 1982.  Prior to this, he was a Group Vice  President  with Becton  Dickinson and  Company.  Mr.  Mortenson  holds a BS  Degree  and  Masters
                      Degree in Engineering from UCLA.


Harold Sampson        Chairman of the Board (since 1981) of Sampson Investments (a     1988        -0-
(74)                  real estate holding company); Director (1986 through 1997) of
                      Indiana Financial Investors, Inc.; Chairman of the Board of
                      Diginet Communications, Inc. (since 1985); Director of Mt.
                      Sinai Hospital (since 1960).



 (1) All stock information is as of July 15, 1998. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive power.

 (2)      Unless otherwise noted,  the shares of equity  securities owned by each director  represents less than 1%
          of the class so owned.

 (3)       Mr. Engle is the subject of a Cease and Desist  Order dated  October 7, 1993,  issued by the  Securities and Exchange Commission (the Commission)  requiring Mr. Engle and certain of his affiliated  companies to permanently  cease and desist from  committing any further  violations of Section 16(a) of the Securities
          Exchange Act of 1934 as amended and the rules  promulgated  thereunder,  which requires monthly and other periodic reports of transactions in certain securities.  The Commission found some of the reports of such transactions to have been filed delinquently  although many of these transactions were between affiliated entities or had been publicly  reported in other reports filed with the  Commission or had been otherwise publicly announced.


        COMPLIANCE WITH SECTION 16(a) OF SECURITIES EXCHANGE ACT OF 1934

          Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 1997, and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1997, and any written representations from a reporting person that no Form 5 is required, to the best of the Company's knowledge, no person who was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company (a reporting person) failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. However, Mr. Engle has not furnished the Company with copies of any Form 5 or written representation with respect to reporting during the fiscal year ended December 31, 1997.

          Board of Directors and Standing Committees

          If elected, the six persons named in the foregoing table will constitute the Board of Directors of the Company. During 1997, the Board held a total of 2 regular meetings.

          The Board of Directors presently maintains three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee that are described below. Members of these committees are elected annually at the regular Board of Directors meeting immediately following the Annual Meeting of Shareholders.

          The Executive Committee presently is composed of Messrs. Engle (Chairman), Friedman, and Mortenson. Subject to certain limitations specified by the Company's Bylaws and the laws of Delaware, the Executive Committee is authorized by the Company's Bylaws to exercise the powers of the Company's Board when the Board is not in session.

          The Audit Committee is presently composed of Messrs. Friedman, Sampson and Schubert. The principal responsibilities of and functions generally performed by the Audit Committee are as follows: (1) recommendation of the accounting firm to be employed by the Company as its independent auditors; (2) consultation with the Company's independent auditors with regard to the audit plan; (3) review of the Company's financial statements with the independent auditors; (4) determination that no restrictions are placed by management on the scope and implementation of the independent auditor's examination of the Company; and (5) supervision of the internal audit function. During 1997, the Audit Committee held no meetings.

          The Compensation Committee is presently composed of Messrs. Sampson (Chairman) and Schubert. The Committee has the responsibility for recommending to the Board the compensation arrangements for senior management of the Company. It also recommends to the Board adoption of any compensation plans in which officers and directors of the Company are eligible to participate, as well as the granting of stock options or other benefits under any such plans. During 1997, the Compensation Committee held no meetings.

          During the year ended December 31, 1997, all members of the Board nominated for re-election, which were members of the Board during the year, attended more than 75% of the meetings of the Board and all standing committees on which they served.

 Executive Officers

Name                  Age     Positions and Offices with Company   Business Experience During Last Five Years
----                  ---     ----------------------------------   ------------------------------------------

Clyde Wm. Engle       55      Chairman and Chief Executive         See "DIRECTORS" above
                              Officer

Lee N. Mortenson      62      Director, President and Chief        See "DIRECTORS" above
                              Operating Officer

Glenn J. Kennedy      46      Vice President, Treasurer and        Vice President (since July 1998) and Treasurer
                              Chief Financial Officer              and Chief Financial Officer (since May 1988) of
                                                                   the  Company; Treasurer and Chief Financial Officer
                                                                   of Sunstates Corporation (from September 1986 to May
                                                                   1988); Chief Financial Officer of Simms Investment
                                                                   Company (May 1984 to August 1986); Senior Audit
                                                                   Manager, Price Waterhouse (1978 to May 1984).

Richard A. Leonard    51      Vice President and Secretary         Vice President (since July 1988) and Secretary
                                                                   (since May 1988) of the Company; Vice President
                                                                   (from April 1986 to May 1988) and Secretary
                                                                   (from September 1986 to May 1988) of Sunstates
                                                                   Corporation; Administrative Vice President and
                                                                   Counsel (from June 1984 to April 1986) of
                                                                   Sunstates Properties, Inc., a wholly-owned
                                                                   subsidiary of Sunstates Corporation; President
                                                                   and Counsel of AMIC Title Insurance Company
                                                                   (January 1982 to June 1984).


     For information on security ownership of the Company's executive officers, see above sections captioned "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" AND "ELECTION OF DIRECTORS". Mr. Kennedy and Mr. Leonard do not own any securities of Sunstates.

         COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

 Directors

 The following summarizes the director compensation incurred by the Company during the year ended December 31, 1997.

          Each director other than Messrs. Engle and Mortenson is paid $5,000 per quarter for serving in such capacity. In addition, directors other than Messrs. Engle and Mortenson, receive $1,500 for each Board meeting attended and $600 for each standing committee meeting attended which is not held on the day of a regularly scheduled Board of Directors meeting. Directors are also compensated from time to time for special assignments, including serving on special committees, at the rate of $200 per hour ($1,600 per day maximum) plus expenses. Each director is reimburses for his actual expenses in attending meetings of the Board or any of its committees. As of December 31, 1997 there were unpaid fees totaling $61,000 due to directors.





 Employment Agreements

          Mr. Engle has entered into an employment agreement with the Company whereby he is to serve as Chairman and Chief Executive Officer the terms of which are described below in the Compensation Committee Report on Executive Compensation. There are no other employment agreements between the Company and any of its other executive officers.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors of the Company (the Committee) provides overall guidance with respect to the Company's executive compensation programs. The Committee is responsible for only the executive officers of Sunstates Corporation and does not review the compensation of employees or officers of Sunstates' subsidiaries. The Committee is composed of two members (all outside directors) and meets to review the Company's compensation programs, including executive salary administration and incentive compensation plans. The Committee considers and makes final decisions regarding the compensation of the Chief Executive Officer and the other Executive Officers of the Company. Mr. Mortenson, President and Chief Operating Officer is primarily compensates by Sunstates' parent organizations which are responsible for the establishment of such compensation (see Summary Compensation Table below). Neither the Chief Executive Officer nor any other named Executive Officer participates in those discussions or in the making of such decisions.


                     General Executive Compensation Policies

 The  Company's  executive  compensation  policies  are  designed to attract and retain top quality executive officers and to reward executive officers for performance measured by review of financial performance criteria and achievement of strategic corporate objectives.

          The Company awards its executive officers two principal types of compensation: base salary and annual incentive compensation, each of which is more fully described below. In addition, executive officers participate in the Company's various other employee benefits plans, including the Company's 401(K) Plan.

 1.      Base salary.

          The Company has historically established the base salary of its executive of officers on the basis of each executive officer's experience, scope of responsibility and accountability within the Company. In making compensation determinations with respect to executive officers other than Messrs. Mortenson and Engle, the Committee considers the recommendations of the Chairman and the President. The Committee then confirms executive salaries largely through Committee judgment based on the experience of its members regarding appropriate salaries to attract, motivate and retain superior executives. The Committee, after considering the recommendations of the Chairman and the President, determines annual salary adjustments based on the Company's performance, prevailing norms and the Committee members' knowledge and experience.

          To correlate the compensation of the executive officers to individual and corporate performance and increases in shareholder value, the Company also relies on performance-related annual incentive awards in addition to base salary.

 2.       Annual incentive compensation.

          On August 29, 1990, the Compensation Committee adopted the Corporate Officer Discretionary Bonus Plan. At the present time Mr. Kennedy and Mr. Leonard are the only participants of this Plan. The Plan is designed to provide both current and deferred performance related compensation to key executives through a two-tier approach. A base bonus of 20% of each participant's annual salary is payable upon the participant's satisfactory completion of normal duties and is considered to be a component of base compensation. The base bonus is paid 50% currently and 50 % is paid on a prorata basis over the following five years of continued employment. However, the Company is currently in default on the payment of the previously deferred portion of such bonuses.

          A special discretionary bonus of up to 20% of each participant's annual salary will be considered by the Compensation Committee upon recommendation of the Company's President based upon extra performance above normal duties. The extra bonus is paid 50% currently and 50% is paid on a prorata basis over the following five years of continued employment. In the past, bonuses for extra performance above normal duties have been awarded to executive officers who have worked long hours under time constraints to close a transaction, assumed significant additional responsibilities upon the departure of other personnel or successfully completed other significant transactions. However, the Company is currently in default on the payment of the previously deferred portion of such bonuses.


                         1997 Compensation for Mr. Engle

 The general policies described above for the compensation of executive officers also apply to Mr. Engle as the Company's Chairman and Chief Executive Officer, however, Mr. Engle does not participate in the Corporate Incentive Compensation Plan discussed above.

 Mr. Engle has entered into an Employment Agreement with Sunstates, effective January 1, 1991, and initially extending through 1998, whereby Mr. Engle receives a base annual salary of $500,000. Such amount increases each year by at least the increase in the Chicago Consumer Price Index. However, the Company has not paid certain amounts owed under his Employment Agreement. For the year ended December 31, 1997, $333,435 of compensation owed to Mr. Engle was not paid. As of June 30, 1998, the Company owes Mr. Engle $630,195 in unpaid compensation.

 SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

 Harold Sampson (Chairman)
 William D. Schubert

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         On July 22, 1996, the Company's securities were delisted from the NASDAQ Stock Exchange for failure to meet several continuing listing requirements; among them being the maintenance of a minimum net worth and a minimum trading price. The Company's securities are not presently listed on an exchange, are not traded in significant volumes and are thereby not subject to the establishment of reliable trading values. Accordingly, the Company is not able to prepare a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of a Market Value Index of a national exchange or the Company's Peer Group for the period covering the Company's five fiscal years ended December 31, 1997. The Company does however believe the performance of the Company's stock is materially below that of most market value indices or a group of the Company's peers.


The following table sets forth a summary of the compensation earned by the Company's executive officers during 1997, 1996 and 1995:

                           SUMMARY COMPENSATION TABLE


                                                    Annual Compensation
Name and Principal Position                                                        Other Annual    All Other
                                 Year         Salary ($)               Bonus ($)   Compensation    Compensaton ($)
                                 ----         ----------               ---------   -------------   ---------------

              (a)                (b)          (c)                      (d)         (e)             (i)

Clyde Wm. Engle                  1997         580,175                              280,000
 Chairman and Chief Executive    1996         694,938                              280,000
Officer                          1995         524,236                              280,000

Lee N. Mortenson                 1997         303,345                              199,633         1,428
 President and Chief Operating   1996         184,559                              263,124         3,059
Officer                          1995         187,369                  150,000     250,333         3,537

Glenn J. Kennedy                 1997         180,035                  30,000                      2,900
 Vice President, Treasurer and   1996         160,097                  92,800                      3,669
Chief Financial Officer          1995         159,950                  67,200                      3,418

Richard A. Leonard               1997         146,186                                              3,540
 Vice President and Secretary    1996         144,718                                              3,204
                                 1995         139,950                  26,800                      3,897




 (c) Salary: Total base salary paid by the Company and its consolidated subsidiaries during the calendar year. Mr. Engle and Mr. Mortenson are also employees of the Company's parent, Hickory, and receive compensation from Hickory for services rendered to the Company. The Company pays Hickory an annual management fee and the compensation received by Mr. Engle and Mr. Mortenson from Hickory attributable to services rendered to the Company is included in Other Annual Compensation (column "e").

 (d) Bonus: Annual incentive compensation awarded on a discretionary basis for results achieved during the calendar year under a plan approved by the Board of Directors. One-half of the bonus amount is paid when awarded and the remaining half is paid over the succeeding five years on a prorate basis. Should the officer voluntarily leave the Company during that five-year period, he will forfeit all rights to any unpaid balance. However, the Company is currently in default of payments due for prior years' deferred bonuses, including interest, in the amounts of $48,088 for Mr. Kennedy and $21,607 for Mr. Leonard. The award for 1997 has not yet been determined. With respect to Mr. Mortenson, the 1995 bonus was special cash bonus awarded by the Compensation Committee of the Board of Directors for services rendered during 1993 and 1994. In addition, the amount shown for Mr. Kennedy in 1997 represents amounts paid by Alba-Waldensian, Inc., then a consolidated subsidiary of the Company, under a bonus plan providing for annual incentive compensation based upon achievement of financial targets and non-financial objectives for the year. No amounts are deferred under the Alba-Waldensian plan.

 (e) Other Annual Compensation: All additional forms of cash and non-cash compensation paid, awarded or earned. The amounts shown for Mr. Engle and Mr. Mortenson represent compensation paid or accrued by the Company's parent, Hickory, attributable to services rendered to the Company (see "c" above). The value of all other personal benefits and perquisites received by the Company's executive officers in 1997 were less than the required reporting threshold.

 (i) All Other Compensation: All other compensation that does not fall under any of the aforementioned categories. The amounts shown in this column for 1997 comprise the following payments made by the Company: (i) Mr. Mortenson:
     $258 - matching contribution to 401(k) plan and $1,170 - premium for term life insurance policy; (ii) Mr. Kennedy: $1,712 - matching contribution to 401(k) plan and $1,188 - premium for term life insurance policy; and (iii) Mr. Leonard: $2,352 - matching contribution to 401(k) plan and $1,188 - premium for term life insurance policy.





                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     Mr. Engle serves as director of Indiana Financial Investors, Inc. Messrs. Engle and Mortenson serve as directors, and Mr. Engle is Chairman of the Board of Directors, President and Chief Executive Officer, of Hickory Furniture Company. Mr. Engle is Chairman of the Board and Chief Executive Officer and Mr. Mortenson is a director, President and Chief Operating Officer of Telco Capital Corporation. Please see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" for additional information regarding the relationship of the Company and management to the entities involved in the transactions described below.

     The law firm of Schuyler, Roche & Zwirner , of which Mr. Friedman is a member, has rendered legal services to the Company during 1997 (approximately
$147,000,   all  of  which   remains   unpaid)  and  the  current   fiscal  year
(approximately $80,500, all of which remains unpaid).

          See Note 13 to Unaudited Consolidated Financial Statements contained in Appendix A of this Information Statement for information regarding other related transactions.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          The firm of BDO Seidman served as the auditors for the Company for the year ended December 31, 1994. However, they did not complete their audit of the Company's financial statements for the year ended December 31, 1995, and have not subsequently performed any services for the Company. Representatives of BDO Seidman are not expected to be present at the Annual Meeting of Shareholders.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the Meeting


                              SHAREHOLDER PROPOSALS

          Shareholders who wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting should deliver a written copy of their proposal to the principal executive offices of the Company no later than March 31, 1999. If the date of the 1999 Annual Meeting is delayed, there will be a proportionate extension of time for the filing of shareholder proposals as provided in the Company's By-Laws. To ensure prompt receipt by the Company, proposals should be sent certified mail, return receipt requested, to Richard A. Leonard, Corporate Secretary, Sunstates Corporation, 4600 Marriott Drive, Suite 200, Raleigh, North Carolina 27612. Proposals must comply with the proxy rules of the Securities and Exchange Commission relating to shareholder proposals in order to be included in the Company's proxy materials.

                                  ANNUAL REPORT

          Due  to  the  incomplete   status  of  the  Company's  1995  financial
 statements (see "Independent Certified Public Accountants" above), the insolvency of the Company's major operating subsidiary (Coronet) in December 1996 (see Note 2 of Notes to Consolidated Financial Statements contained in
 Appendix A) and the bankruptcy of the Company's furniture manufacturing subsidiary in January 1997, the Company has not been able to prepare Annual Reports for the years of 1995, 1996 or 1997. However, attached as Appendix A to this Information Statement are unaudited consolidated financial statements of the Company for the year ended December 31, 1997. These statements do not comply with all requirements of generally accepted accounting principles or the regulations of the Securities and Exchange Commission. They are however, prepared from the books and records of the Company and its subsidiaries which are still available to the Company and represent the best information available to the Company as to its financial condition and results of operations.



 Dated: July 21, 1998



                                                                                                         APPENDIX A

                                               SUNSTATES CORPORATION

                                            Consolidated Balance Sheet
                                                 December 31, 1997
                                                    (Unaudited)



                           ASSETS:

REAL ESTATE:

         Property, plant and equipment                                             $      629,927
         Real estate held for development and sale                                      2,239,230
         Mortgage loans    50,634
         Land contracts receivable                                                        199,454
                                                                                        3,119,245

INVESTMENTS:
         Investment in affiliates                                                      10,771,318

OPERATING ASSETS:
         Cash                                                                             163,248
         Restricted cash   212,217
         Accounts receivable                                                            1,325,889
         Inventories                                                                    2,006,709
         Prepaid expense                                                                  189,117
                                                                                          -------
                  3,897,180

OTHER ASSETS:
         Receivable from affiliates                                                     2,681,315
         Other assets                                                                   2,225,766
         Costs in excess of assets acquired                                               662,244
                                                                                          -------
                                                                                        5,569,325

                                                                                    $  23,357,068





See Accompanying Notes to Consolidated Financial Statements


                                                                                                         APPENDIX A

                                               SUNSTATES CORPORATION

                                            Consolidated Balance Sheet
                                                 December 31, 1997
                                                    (Unaudited)


                           LIABILITIES AND STOCKHOLDERS' DEFICIT:

DEBT:
         Notes payable                                                             $   10,210,150
         Mortgage notes                                                                   365,538
                                                                                          -------
                                                                                       10,575,688

OTHER LIABILITIES:
         Accounts payable                                                                 894,872
         Accrued expenses                                                               3,291,619
         Payable to affiliates                                                          8,017,072
         Other liabilities                                                              3,572,852
                                                                                       15,776,415

TOTAL LIABILITIES                                                                      26,352,103

MINORITY INTERESTS IN SUBSIDIARIES                                                      2,519,798


STOCKHOLDERS' DEFICIT:
         Preferred stocks                                                              11,631,750
         Common stock, 2,271,705 shares outstanding                                       757,235
         Class B Accumulating Convertible Stock,
              79,604 shares outstanding                                                     7,960
         Capital in excess of par value                                                30,392,496
         Accumulated deficit                                                          (48,304,274)
                                                                                       ----------
              Total stockholders' deficit                                              (5,514,833)

                                                                                    $  23,357,068






See Accompanying Notes to Consolidated Financial Statements


                                                                                                         APPENDIX A

                                               SUNSTATES CORPORATION

                                       Consolidated Statement of Operations
                                       For the Year Ended December 31, 1997
                                                    (Unaudited)



REVENUES:
         Newspaper revenues                                                           $ 4,838,222
         Manufacturing sales                                                            2,032,593
         Real estate sales                                                                445,767
         Investment income                                                                322,120
         Equity in losses of affiliates                                                  (434,899)
         Other income                                                                     136,540
                                                                                          -------
              Total revenues                                                            7,340,343

COSTS AND EXPENSES:
         Newspaper publication costs                                                    5,183,618
         Cost of manufacturing sales                                                    1,035,369
         Cost of real estate sales                                                        350,117
         Other selling and operating costs                                                548,977
         Corporate expenses                                                             4,625,235
         Interest expense                                                               1,681,328
         Adjustment to carrying value of investments                                    4,927,650
                                                                                        ---------
              Total costs and expenses                                                 18,352,294

LOSS BEFORE ITEMS SHOWN BELOW                                                         (11,011,951)

         Provision for income taxes                                                       (29,250)
         Minority interest in loss of subsidiaries                                        254,397

NET LOSS                                                                           $  (10,786,804)



EARNINGS PER SHARE INFORMATION:
Net Loss Applicable to Common Stock                                                $  (12,522,972)

Net Loss Per Common Share                                                                   $  (3.38)


See Accompanying Notes to Consolidated Financial Statements


                                                                                                                         APPENDIX A

                                                                               SUNSTATES CORPORATION

                                                                  Consolidated Statement of Stockholders' Deficit
                                                                        For the Year Ended December 31, 1997
                                                                                    (Unaudited)


                               $ 3.75                                           Class B       Capital
                            Cumulative     Class B     Class E                 Accumulating      in                        Total
                            Preferred     Preferred   Preferred     Common     Convertible   Excess of     Accumulated Stockholders'
                               Stock        Stock       Stock        Stock        Stock      Par Value       Deficit       Deficit
                               -----        -----       -----        -----         -----     ---------       -------       -------

Balances, January 1, 1997    $8,151,150         1        57,300       342,663      7,071     34,203,536    (37,517,470)   5,244,251

Net loss                            --         --           --            --         --         --         (10,786,804) (10,786,804)

Conversion of Class B
  Preferred Stock                   --         (1)          --        133,333        --        (133,332)           --            --

Sale of treasury stock        3,423,300        --           --        281,239        889     (3,677,708)           --         27,720
                              ---------        --         ----        -------        ---      ---------           ----        ------

Balances, December 31, 1997 $11,574,450        --       57,300        757,235      7,960     30,392,496    (48,304,274)  (5,514,833)
                             ==========        ==       ======        =======      =====     ==========     ==========    =========







See Accompanying Notes to Consolidated Financial Statements



                                                                                                                        APPENDIX A

                                                                               SUNSTATES CORPORATION

                                                                        Consolidated Statement of Cash Flows
                                                                        For the Year Ended December 31, 1997
                                                                                    (Unaudited)


OPERATING ACTIVITIES:
     Net loss $  (10,786,804)
     Adjustments  to  reconcile  net  loss to net  cash  utilized  in  operating activities:
         Depreciation and amortization                                                    340,127
         Realized loss on sale of investments                                             264,043
         Reserves and writedowns                                                        2,512,547
         Adjustment to carrying value of investments                                    4,927,650
         Equity in undistributed loss                                                     434,899
         Reduction of minority interest                                                  (254,397)
     Changes in assets and liabilities:
       Real estate held for development and sale                                          131,926
       Mortgage loans on land contracts receivable                                         80,822
       Mortgage notes payable on real estate held                                         109,636
       Inventories                                                                     (1,000,728)
       Operating assets and other liabilities                                             383,859
                                                                                          -------
           Total adjustments                                                            7,930,384
Net cash utilized in operating activities                                              (2,856,420)

INVESTING ACTIVITIES:
     Investment in securities sold                                                         42,000
     Purchases of property, plant and equipment                                            (1,791)
     Repayments of mortgage loans                                                           1,033
     Other investments                                                                    926,099
                                                                                          -------
Net cash provided by investing activities                                                 967,341
                                                                                          -------

FINANCING ACTIVITIES:
     Proceeds from notes payable                                                          210,150
     Borrowings from affiliates                                                           441,000
     Sale of treasury stock                                                                27,720
                                                                                           ------
Net cash provided by financing activities                                                 678,870
                                                                                          -------

Decrease in cash                                                                       (1,210,209)
Cash, beginning of year                                                                 1,585,674
                                                                                        ---------
Cash, end of year                                                                         375,465
Less: restricted cash                                                                    (212,217)
                                                                                          -------
Unrestricted cash                                                                  $      163,248
                                                                                          =======


See Accompanying Notes to Consolidated Financial Statements

                                                                    APPENDIX A

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




1.       Going Concern

         The Company's current businesses do not generate sufficient cash flow to fund the Company's operations and overhead requirements. Without the ability to reach satisfactory agreements with its creditors and secure necessary outside financing, the Company may not be able to continue as a going concern. During the year ended December 31, 1997 the Company borrowed $512,000 on an unsecured basis from the Company's Chairman to fund operating deficits. Subsequent to December 31, 1997 the Company has borrowed an additional $405,200 from the Company's Chairman to fund continuing operating deficits. The Company's Chairman is not obligated to continue to provide funds to the Company and accordingly the Company cannot state with certainty that it will be able to continue to operate.

         The accompanying financial statements have (with the exception of Investments in Affiliates - See Notes 2, 5 and 14) been prepared utilizing historical cost accounting principles applicable to an entity which is expected to continue as a going concern. Accordingly, the accompanying financial statements do not contain adjustments that might be necessary to reflect the liquidation value of the Company's assets and liabilities.

2.       Organization
 Parent Company

         Sunstates Corporation ("Sunstates" and/or the "Company") is a majority-owned subsidiary of Hickory Furniture Company ("Hickory") and Hickory in turn is a direct and indirect majority-owned subsidiary of the following companies: Telco Capital Corporation ("Telco") and RDIS Corporation ("RDIS").

Consolidated Subsidiaries

          The Company's principal operating subsidiaries are Sew Simple Systems, Inc. (a manufacturer of automated textile manufacturing equipment located in Fountain Inn, SC), and Lerner Communications, Inc. (a publisher of five neighborhood newspapers in the Chicago area). The Company also conducts less significant operations through National Development Company (resort lot development) and Sunstates Realty Group (commercial real estate). Other subsidiaries, which are consolidated in the accompanying financial statements, do not have significant operations.

Unconsolidated Subsidiaries

          On December 24, 1996, the Company's principal operating subsidiary, Coronet Insurance Company, was placed in liquidation by the Illinois Department of Insurance ("IDOI"). The IDOI terminated all operations of Coronet, took possession of all of the business and financial records of Coronet and terminated all of its employees. The IDOI is presently in the process of liquidating all of the assets of Coronet for the benefit of creditors and policyholders. Inasmuch as Coronet is no longer under the control of Sunstates and its financial records are no longer available to the Company, the accompanying financial statements do not include the accounts of Coronet and its subsidiaries.

          On January 27, 1997, the Company's furniture manufacturing subsidiary, Hickory White Company, filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Laws. Hickory White's operations have been sold with the proceeds to be distributed by the bankruptcy court to its creditors with no anticipated distribution to equity holders. Inasmuch as Hickory White is no longer under the control of Sunstates and its financial records are no longer available to the Company, the accompanying financial statements do not include the accounts of Hickory White. Operations for the first 27 days of 1997 are not considered material and are not included in the accompanying consolidated statement of operations.

On February 28, 1997, the Company's apple orchard subsidiary, Normco, filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Laws. The Company does not expect a significant distribution from the bankruptcy estate.

          On May 15, 1998, LaSalle National Bank, pursuant to a Notice of Private Sale of Collateral dated May 7, 1998 and as approved by an order issued by the Illinois Circuit Court, sold the common stock of Alba-Waldensian, Inc. (938,700 shares) it held under a loan to certain of the Company's subsidiaries (see Notes 5 and 14). The Company was not involved in the determination of the transaction pricing and substantially all of the proceeds from the sale were utilized to retire the subsidiaries' debt to LaSalle, which had been in default since January 1997. Prior to the sale, Alba-Waldensian, Inc. was a greater than 50% owned subsidiary of the Company. However, inasmuch as the Company's control of Alba at December 31, 1997 was temporary, Alba has been presented in the accompanying financial statements utilizing the equity method of accounting.


3.       Significant Accounting Policies

Management Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas involving estimates and assumptions by the Company's management include; net realizable values of real estate held for development and sale, collectibility of amounts owed by customers and affiliates, net realizable value of inventories, future realizability of amounts invested in the Company's operating businesses, and the future outcome of pending litigation. Actual results could differ from those estimates.

Principles of Consolidation

     The consolidated financial statements include the accounts of Sunstates and all of its subsidiaries (except as set forth in Note 2 above). All significant intercompany accounts and transactions have been eliminated in consolidation.




Property. Plant and Eguipment

          Property, plant and equipment consist of investment in productive facilities and equipment. Such assets are stated at cost and are depreciated and amortized over their estimated useful lives (ranging from 3 to 40 years) primarily on a straight-line basis.

Real Estate Held for Development and Sale

          Real estate held for development and sale is recorded at the lower of cost or net realizable value. Depreciation, where appropriate, is provided using the straight-line method over the estimated useful lives of the assets (not exceeding forty years).

Investments in Affiliates

         Investments in Affiliates represent investments that are accounted for utilizing the equity method of accounting. At December 31, 1997 the carrying value of these investments was adjusted to reflect their net realizable value to the Company from their sale by foreclosure on May 15, 1998 (see Notes 5 and 14).

Cash

          Sunstates may invest cash in excess of operating requirements in income producing investments including certificates of deposit and money market accounts that have original maturities of three months or less. Such short-term investments are included in the cash balances reported in the accompanying financial statements. The carrying amount approximates fair value because of the short maturity of those instruments.

Restricted Cash

     Restricted cash primarily represents cash of subsidiaries, which is restricted by law or by contract to specific purposes and is generally not available for other discretionary use.

Receivables

          Accounts receivable result primarily from the Company's textile equipment manufacturing and newspaper publication subsidiaries. Due to the nature of the textile equipment manufacturing business, sales and trade receivables are concentrated in a low number of customers. In 1997, sales to two customers represented 90% of machine sales.

Inventories

         Inventories, consisting mainly of raw materials and work in process related to the textile equipment manufacturing business are stated at the lower of cost (determined on a first-in, first-out method) or market.




Receivable from Affiliates

          Receivable from affiliates primarily represents amounts owed to the Company by its parent companies and by subsidiaries of the Company now controlled by the Illinois Department of Insurance (IDOI) and no longer consolidated in the accompanying financial statements (see Note 1). Receivable from affiliates are stated at their estimated net realizable values and are net of reserves for uncollectible amounts totaling $16,831,357.

Other Assets


         At December 31, 1997, other assets included $1,897,238 of collectible investments including oriental artwork, antique jewelry, rare books and other collectibles which are purchased and sold through dealers and at public auctions. Some of these collectibles are maintained in a specially designed, security-alarmed and environmentally controlled room in the residence of the Company's Chairman. Such collectible investments are carried at cost (which does not exceed market) and are saleable.

Costs in Excess of Assets Acquired


         Costs in excess of assets acquired represents the excess of the purchase price over the fair value of net assets acquired (goodwill) in connection with the acquisition of the textile equipment manufacturing and newspaper publishing businesses. The Company evaluates the continued recoverability of its intangible assets, including cost in excess of assets acquired, whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Factors which would trigger such an evaluation would include, but not be limited to, a significant decrease in the market value of an asset or operation, a significant change in the extent or manner in which an asset is being used, a significant change in legal factors or business climate and an expectation of continuing future losses. The Company evaluates the realizability of goodwill based upon expectations of non-discounted cash flows and operating income for each subsidiary having a material amount of goodwill recorded.

         These costs are being amortized on a straight-line basis over a 10-year period. Cumulative amortization totaled $1,210,844 at December 31, 1997.

Newspaper Revenue

          Revenues from the sale of advertising are recorded as earned. Prepaid subscriptions are deferred and recognized as income over the life of the subscription.

Manufacturing Revenue

         Sales of automated textile machinery are recorded at the time the inventory is shipped.





Real Estate Revenue

         Profits on sales of real estate are recorded under the full accrual method or other generally accepted methods, as appropriate.

     Interest, rent and other operating income is recorded when earned, except that interest is not accrued on loans which are in excess of sixty days past due and other income is not recognized if collectability is doubtful.


Income Taxes

         Sunstates and its eligible United States subsidiaries file consolidated federal income tax returns.

         Income taxes for both federal and state tax purposes are provided based on both incomes reported for financial statement purposes and the applicable tax laws and rates in effect for the years presented. Significant net operating loss carryforwards for federal income tax purposes are available which may be utilized to eliminate, except for alternative minimum tax, substantially all federal income taxes. The current provision for income tax expense is presented net of any benefit recognized from the utilization of existing net operating loss carryforwards. The Company utilizes the asset and liability method of accounting for income taxes wherein deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In establishing such an allowance, the Company considers all available information, including but not limited to, its historical taxable income record, the likelihood of future taxable income, the availability of tax planning strategies and the existence of taxable temporary differences which will reverse during periods in which the Company's net operating loss carryforwards will be available to offset such taxable items.

Financial Instruments

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

               Mortgage Loans - estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit risks and for the same remaining maturities.

               Land Contracts Receivable - by discounting future cash flows using the current rates at which the Company was making such loans during 1997 (8%).

               Receivable from Affiliates - due to their related party nature and terms of the receivables from affiliates, the Company cannot estimate the fair market value of such financial instruments.

          Notes Payable - these notes substantially bear interest at a floating rate of interest based upon the lending institution's prime lending rate. Accordingly, the fair value approximates their reported carrying amount at December 31, 1997.

          Mortgage Notes - estimated based upon current market borrowing rates for loans with similar terms and maturities. The estimated fair values of the Company's financial instruments as of December 31, 1997 are as follows:

                                                      Carrying              Fair
                                                        Amount             Value

          Financial Assets:
                  Mortgage Loan                        $50,634            51,426
                  Land Contracts Receivable            199,454           253,455
                  Investment in Affiliates          10,771,318        10,771,318
          Financial Liabilities:
                  Notes Payable                     10,210,150        10,210,150
                  Mortgage Notes                       365,538           365,538


4.        Real Estate

Property, Plant and Equipment

     Investment in property, plant and equipment as of December 31, 1997 is summarized as follows:

     Manufacturing                                                                  $ 549,496
     Newspaper Publication                                                             62,574
     Corporate and other                                                               17,857
                                                                                       ------
        Total                                                                       $ 629,927
                                                                                      =======

         Property, plant and equipment are shown net of accumulated depreciation and amortization of $1,559,705 at December 31, 1997.

     Property, plant and equipment totaling $549,496 is pledged as collateral under various notes and mortgages outstanding at December 31, 1997 (see
     Note 7).


Real Estate Held For Development and Sale

          Real estate held for development and sale as of December 31, 1997 is summarized in the following table:

          Recreational lots                                                            3,564
          Other land                                                               1,037,990
          Interest in partnerships                                                   364,824
          Resort properties                                                        1,311,039
          Other                                                                      605,803
                                                                                   2,267,230
                                                                                     -------
          Adjustment to historical cost                                              (28,000)
                                                                                     --------
                                                                                  $ 2,239,230

          Certain of these assets are shown above at their fair values as established in connection with a 1985 merger. The adjustment to historical cost represents the difference between such fair values and the cost basis at which they are carried in the accompanying financial statements as allocated to those assets in connection with the merger.

          Approximately $623,740 of the real estate was pledged to secure various mortgage notes payable at December 31, 1997 (see Note 7).

          Real estate presented above is net of accumulated depreciation of $22,859 at December 31, 1997.


Mortgage Loans


          Mortgage loans at December 31, 1997 are net of allowances for possible losses of $38,574. The effective interest rates used to discount these loans range from 8% to 16%. The weighted average interest rate on the mortgage loan portfolio was 9.6% for the year ended December 31, 1997.

          Estimated collections of principal on mortgage loans at December 31, 1997 are as follows:


          Years Ending                                                         Principal
          December 31                                                        Collections

          1998                                                                  $ 25,031

          1999                                                                    42,888

          2000                                                                     1,289

          2001                                                                     1,357

          2002                                                                     2,226

          2003 and thereafter                                                     16,417
                                                                                  ------

          Total gross receivables                                                 89,208

         Less: Allowance for possible losses                                     (38,574)

                                                                                 $50,634



Land Contracts Receivable


          The Company typically finances its sales of recreational and second home resort lots, after a 10% down payment, over a period of three to seven years with an interest rate of 12%. Estimated collections of principal on land contracts receivable at December 31, 1997 are as follows:
          Years Ending                                      Principal
          December 31                                      Collections
          -----------                                      -----------
         1998                                                 $93,000
         1999                                                  69,750
         2000                                                  52,313
         2001                                                  39,235
         2002                                                  29,426
         2003 and thereafter                                   27,216
                                                               ------
         Total gross receivables                              310,940
         Less:  Allowance for cancellation and
         uncollectible accounts                             (111,486)
                                                            ---------
                                                            $ 199,454

         Land contracts receivables are discounted to reflect market rates of interest prevailing at the date of sale, primarily 12-15%. The discounts are amortized to operations using the interest method over the term of the respective notes.


5.       Investments

Investment in Affiliates

          Alba has been an investee of the Company since May 1987 and a greater than 50% owned subsidiary since June 30, 1993. However, due to the fact that the Company's control of Alba was temporary at December 31, 1997 (see Notes 1 and
14), Alba has not been consolidated in the accompanying financial statements and is presented therein utilizing the equity method of accounting. At December 31, 1997, the Company's investment in Alba stock totaled 50.61% of the outstanding shares, had a equity accounting carrying value of $6,654,629 and a quoted market value of $4,370,625, and substantially all was pledged to secure a note payable to a bank (see Note 6). Furthermore, the equity accounting carrying value of Alba has been written down by $6,108,549 at December 31, 1997 so as not to exceed the net value realized by the Company upon the sale of the Alba stock at foreclosure on May 15, 1997.

          Rocky Mountain Chocolate Factory, Inc. ("Rocky Mountain"), located in Durango, Colorado, manufactures, from its own recipes, a line of gourmet chocolates and other premium confectionery products for sale at company-owned and franchised stores. Since December 31, 1989, Rocky Mountain has been an equity method investee of Sunstates. At December 31, 1997, the Company's investment in Rocky Mountain stock totaled 27.45% of the outstanding shares, had an equity method carrying value of $2,268,257 and a quoted market value of $4,396,464, and was pledged to secure a note payable to a bank (see Note 6). Furthermore, the equity accounting carrying value of Rocky Mountain has been increased by $1,848,432 at December 31, 1997 to reflect the net value realized by the Company upon the sale of the Rocky Mountain stock at foreclosure on May 15, 1997.

         The difference between the cost of the investments and the underlying net assets of investees is allocated to the property, plant and equipment of the investee and amortized over the depreciable life of the assets.

         Also included in investment in affiliates on the accompanying Consolidated Balance Sheet is common stock of certain of Sunstates' direct and indirect parent companies which was purchased on the open market at an aggregate cost of $61,552 at December 31, 1997. Due to the financial condition of those entities, the Company's investment in such securities has been fully reserved.


6.    Inventories

         The principal classifications of inventories as of December 31, 1997 are:

      Textile apparel manufacturing -
          Materials and supplies                               $ 74,117
          Work in progress                                      981,395
          Finished goods                                        951,197
                                                                -------
                                                            $ 2,006,709


7.    Debt
 Notes Payable

         The following table summarizes notes payable as of December 31, 1997:


         Notes payable to bank                              $10,000,000

          Other                                                 210,150
                                                           $ 10,210,150




          The Company's note payable to a bank bearing interest at Prime + 1% required a principal reduction down to $6,250,000 by January 1, 1997, with a final maturity on January 1, 1998. The note has been in default since January 1997 and is secured by the Company's common stock of Alba and Rocky Mountain (see Note 5). Additionally, the Company pledged substantially all of the assets of its then owned hotel and golf resort (now controlled by the IDOI - see Note
2) and its automated textile equipment manufacturing operations as collateral under this note. (See Note 14 - Subsequent Events for information concerning the foreclosure and sale of the Alba and Rocky Mountain collateral.)

          The Company's other note payable is payable to a major auction house and is collateralized by certain of the Company's collectibles (see "Other Assets" in Note 3) being held by the auction house for sale. The note bears interest at 11.5% and principal payments against the note are due upon sale of the collectibles.


Mortgage Notes

          The following table summarizes mortgage notes payable as of December 31, 1997:

          Mortgage notes to financial  institutions With maturities ranging from
            1996 to 2011 at Interest rates ranging from 7.25% to 12% $ 365,538
                                                              $ 365,538

          The above mortgage notes are collateralized by approximately $623,740 of real estate (see Note 4).

     At December 31, 1997, the prime rate of interest was 8.5%. Effective weighted average interest rates for mortgage notes payable approximated 9.3% for the year ended December 31, 1997.


Five Year Maturity Schedule

     The following table reflects the required principal payments on debt, including notes payable and mortgage notes which would be made if the debt outstanding at December 31, 1997, was held to maturity:

          Years Ending                      Principal
          December 31.                       Pavments
          ------------                       --------
          1998                            $10,354,438
          1999                                127,500
          2000                                  7,500
          2001                                  7,500
          2002                                  7,500
          2003 and thereafter                  71,250
                                               ------
         Net carrying value               $10,575,688

          With respect to the notes maturing in 1998, see Note 14 for information regarding the foreclosure and payoff of the $10,000,000 loan payable to LaSalle National Bank. Other notes maturing in 1998 include mortgages on various parcels of real estate held for sale. Although the Company believes that it will be able to sell or refinance the properties, the availability of real estate financing has been severely curtailed in recent years as the result of past problems in both the banking and real estate industries.
Accordingly, Sunstates cannot state with certainty that it will be successful in obtaining such refinancing.

          Interest paid for the year ended December 31, 1997 totaled $1,607,494.




8.       Minority Interest in Subsidiaries


     Included in minority interest in subsidiaries is the minority common stock interests of the IDOI in certain consolidated subsidiaries at December 31, 1997 as follows:

         Sew Simple Systems, Inc.                 15%       $ 1,694,948
         Alba-Waldensian Holdings Company         20%           671,308
         Wellco Holdings Company                  10%           153,542
                                                            $ 2,519,798


9.       Stockholders' Equity

Preferred Stocks

    Sunstates has the following issues of preferred stock as of December 31, 1997:


         $3.75 Cumulative Preferred Stock                  $ 11,574,450


          Class E Preferred Stock                                57,300


          Total Preferred Stock                            $ 11,631,750
                                                             ==========



          Class B Preferred Stock - $1.00 par value; preference in liquidation $100. Prior to January 30, 1997, the one and only authorized and issued share was held by a subsidiary of the Company controlled by the IDOI (see Note 1). On January 30, 1997, the Company exercised its option to convert this one share of Class B Preferred Stock into 400,000 shares of the Company's Common Stock.

          $3.75 Cumulative Preferred Stock - $25 par value per share, 471,100 shares authorized; 462,978 issued and outstanding at December 31, 1997. The
$3.75 Cumulative Preferred Stock has no conversion, exchange, mandatory redemption, preemptive or other subscription rights or sinking fund provisions and is currently callable at $25 per share, in whole or in part, at the option of Sunstates. Dividends are cumulative and payable semi-annually, when and as declared. The $3.75 Cumulative Preferred Stock has no voting rights, except if two semi-annual dividend payments are unpaid and in arrears at the date of the Company's annual meeting the holders of the $3.75 Cumulative Preferred Stock have the right to elect fifty percent of the members of the Company's Board of Directors. At December 31, 1997, Sunstates was fourteen semi-annual dividends in arrears on its $3.75 Cumulative Preferred Stock. (See Note 13 regarding the sale to the Company's parent of 136,932 shares of the Company's $3.75 Cumulative Preferred Stock owned by subsidiaries of the Company.)


         Class E Preferred Stock, Series I and II - $.10 par value per share; 589,000 shares authorized; 573,000 issued and outstanding at December 31, 1997 with a $1.00 per share liquidation preference. Class E Preferred Stock has no conversion, exchange, mandatory redemption, preemptive or general voting rights and may be redeemed in whole or in part by action of Sunstates' Board of Directors. Non-cumulative dividends are payable on the Class E Preferred Stock at the annual rate of $.08 per share, when and as declared. There were no dividends declared during the year ended December 31, 1997.

          Common  Stock  - $.33  1/3  par  value  per  share;  5,000,000  shares authorized; 2,292,505 shares issued as of December 31, 1997 of which 20,800 shares were held in treasury at December 31, 1997. See "Class B Preferred Stock" above regarding the conversion of Class B Preferred Stock into 400,000 shares of Common Stock. (See Note 13 regarding the sale to the Company's parent of 843,717 shares of the Company's Common Stock owned by subsidiaries of the Company.)

         Class B Accumulating Convertible Stock - ("Class B Stock") $.10 par value, 84,800 shares authorized. Class B Stock has the same rights as Common Stock other than with respect to voting rights and conversion privileges. Each share of Class B Stock has 85.3125 votes per share on each matter submitted to a vote of Sunstates' stockholders. Holders of Class B Stock also have the right, at their option, to convert Class B Stock into Common Stock at the rate of
24.375 shares of Common Stock per share of Class B Stock. (See Note 13 regarding the sale to the Company's parent of 8,890 shares of the Company's Class B Stock owned by subsidiaries of the Company.)


Dividends
         Under the terms of Sunstates' $3.75 Preferred Stock, dividends may not be paid on common shares while preferred stock dividends remain in arrears. At December 31, 1997, Sunstates was in arrears fourteen semi-annual dividends on its $3.75 Cumulative Preferred Stock aggregating $12,153,173 ($26.25 per share).



10.      Commitments and Contingencies

Litigation

         In April of 1988, two essentially similar civil actions styled Jeremiah
P. O'Connor, Sarah M. O'Connor, and Leonore Ballan v. Acton Corporation, et al., and VR Associates and PJE Associates v. Acton Corporation, et al., were filed in the Court of Chancery for the State of Delaware in and for New Castle County. Also named in these actions are Sunstates Corporation and the directors of Acton prior to the merger with Sunstates. These actions, along with another subsequently filed action styled Harry Lewis v. Clyde w. Engle, et al., have been consolidated into one action entitled In Re Acton Corporation Shareholders Litigation. All plaintiffs allege to be holders of common stock of Acton and seek to have the action designated a class action on behalf of all parties owning common stock of Acton. The action challenges the merger of Sunstates Corporation with and into Acton, alleges fraud and breach of fiduciary duty and seeks unspecified damages plus costs and expenses including attorney's fees.
Acton intends to defend this action vigorously. The suit is still in the preliminary stages and management is unable to predict the outcome of the litigation; however, management is of the opinion that the outcome of the litigation is unlikely to have a material adverse effect on Sunstates' financial position, results of operations or cash flows. On June 4, 1990, VR Associates and Sonem Partners, L.P. filed a shareholder derivative action in the Court of Chancery for the State of Delaware in New Castle County against the directors of Acton and Hickory. The action alleges that certain transactions entered into and investments made by Acton constituted waste or a breach of fiduciary duty by the Board of Directors of Acton. In particular, the action alleges that Acton's purchase of the furniture operations of Hickory was not in the best interests of Acton and seeks various relief, including rescission of the purchase, unspecified damages and costs. The action also sought to obtain a temporary restraining order to prevent consummation of the purchase transaction. The request for a restraining order was denied by the Court on June 8, 1990. An essentially similar action was filed in the State of Delaware on June 12, 1990 by PJE Associates. These suits are still in the preliminary stages and management is unable to predict the outcome of the litigation; however, Sunstates intends to defend these actions vigorously.

         On June 14, 1991, a jury in a District Court of Dallas County, Texas awarded $3.5 million in actual damages and $5 million in punitive damages to the plaintiffs of a lawsuit filed against the Company. This dispute related to the amount of additional purchase consideration due plaintiffs under an agreement made in 1983 whereby the Company purchased National Development Company, a real estate company based in Dallas. The Company appealed the verdict based, in part, on the exclusion by the court of evidence crucial to the Company's defense. On August 9, 1995, the Court of Appeals Fifth District of Texas at Dallas reversed the trial court's judgement and remanded the case back to the trial court for a new trial. On December 19, 1998, the Company settled the case for a series of payments totaling $365,521. The Company is currently in default of the final payment due under the settlement agreement in the amount of $65,521.

         On December 8, 1993, Richard N. Frank filed a purported derivative and class action in the Court of Chancery for the State of Delaware in New Castle County against the directors of Acton, Hickory and Telco. The action alleges that certain transactions entered into and investments made by Acton constituted waste or a breach of fiduciary duty by the Board of Directors of Acton. The complaint also alleges that the Company and its insurance subsidiary repurchased shares of the Company's common stock and $3.75 Cumulative Preferred Stock in violation of the Company's certificate of incorporation. Finally, the complaint alleges that the proxy statement disseminated in connection with the Company's December 13, 1993, annual meeting was materially misleading. This suit is in the preliminary stages and management is unable to predict the outcome of the litigation; however, Sunstates intends to defend these actions vigorously.

         On January 10, 1994, Robert A. Lee, et al. filed a purported derivative action in the Court of Chancery for the State of Delaware in New Castle County against the directors of Acton, Hickory, Telco, Wisconsin Real Estate Investment Trust (WREIT), RDIS Corporation and nominally against the Company itself. The complaint alleges that certain transactions entered into and investments made by Acton constituted waste or a breach of fiduciary duty. This suit is in the preliminary stages and management is unable to predict the outcome of the litigation; however, Sunstates intends to defend these actions vigorously.

         On December 13, 1995, the Circuit Court, Hickman County, Tennessee certified as a class action a breach of contract claim filed on March 29, 1994, by individuals who purchased property from National Development Company at the Hidden Valley Lakes development in Hickman County, Tennessee prior to the end of 1994. The complaint alleges, in essence, that the Company breached its contract primarily with respect to the construction of a recreational lake on the property and seeks an unspecified amount of compensatory damages. The complaint also includes a prayer for recission of all purchase contracts between the Company and members of the class. The parties are now conducting discovery and no trial date has been set. Although Sunstates intends to defend these actions vigorously and cannot predict the outcome of the litigation, the Company has recorded a reserve of $1,250,000 in the accompanying financial statements.

         Sunstates Corporation and certain of its subsidiaries have been named as defendants in an action entitled Mark Boozel, Director of Insurance of the State of Illinois, and the Springs, Inc. v Alba-Waldensian Holdings Company, et. al., No. 96 Ch 13422 (Circuit Court of Cook County, Illinois) (the "Litigation"). In the Litigation the plaintiff asserts that the defendants, including Sunstates Corporation and certain of its subsidiaries, improperly removed assets with a value in excess of $30,000,000 from Coronet Insurance Company, National Assurance Indemnity Company, and Crown Casualty Company. Sunstates Corporation, and those of its subsidiaries that are defendants in the Litigation, deny those allegations, and intend to vigorously defend the Litigation.

         On June 10, 1996, a Judgment was entered in the Superior Court of Washington County, North Carolina against Sunstates Corporation (the "Company") in an action relating to the breach of a ground lease agreement. The amount of the Judgment was $254,829, plus interest on such sum at the legal rate of eight percent per annum from and after March 22, 1991 until paid in full, plus costs of the action. The Company appealed the granting of the Judgment to the North Carolina Court of Appeals, which on June 2, 1998 affirmed the decision of the Superior Court and upheld the Judgment against the Company. The Company has subsequently filed a Petition for Discretionary Review to the North Carolina Supreme Court. As of December 31, 1997, the Company has recorded a reserve of $338,483 with respect to this Judgment.

         At December 31, 1995, Sunstates and its subsidiaries also were, and currently are, defendants in other legal proceedings incidental to their business. Sunstates intends to defend such proceedings vigorously.


11.      Income Taxes

The provision (benefit) for income taxes for the year ended December 31, 1997 includes the following (amounts in thousands):

     Current - Federal                                                $ --
                      - State                                           29
                                                                        --
     Total provision (benefit)                                        $ 29
                                                                        ==

          The provision (benefit) for federal income taxes differs from the amounts computed by multiplying income before income taxes, minority interests and cumulative effect of accounting change by the statutory federal tax rates for the year ended December 31, 1997 as follows (amounts in thousands):

     Tax computed at statutory rate                               $ (3,744)
     State taxes, net of federal benefit                                29
     Effect of losses not utilized in the provision                  3,744
                                                                     -----
     Total provision (benefit)                                        $ 29
                                                                        ==

          Due primarily to the takeover of the Company's principal operating subsidiary by the IDOI (See Note 2), the Company has been unable to obtain the financial information necessary to allow it to complete the preparation of its 1995 (or subsequent years) consolidated federal income tax returns. Returns for certain states, in which consolidated income tax returns are required, have similarly not been able to be prepared. Accordingly, the Company cannot determine the current status of its deferred tax assets and liabilities, if any, nor can it determine the current status of its net operating loss carryforwards.

          Based upon information contained in the Company's 1994 consolidated federal income tax return, the Company had net operating loss carryforwards of approximately $65,507,000 which were available to offset future taxable income which, if not used, will expire in 1995 through 2009. The tax returns for the years during which these operating losses were generated have not been examined by the Internal Revenue Service and such returns could be examined at the time the loss carryforwards are utilized. Additionally, approximately $26,399,000 of these tax loss carryforwards were generated by subsidiaries prior to their acquisition and are thereby restricted to offsetting only future taxable income of the subsidiaries which generated the losses. Any future utilization of these pre-acquisition loss carryforwards may be treated for financial reporting purposes as a retroactive adjustment to the original purchase cost assigned to certain assets of such subsidiaries.

          State and federal income taxes paid for the year ended December 31, 1997 totaled $13,196.



12.       Per Share Amounts

          Primary per share amounts are computed based upon the weighted average number of common equivalent shares outstanding. Common equivalent shares consist of common stock and the assumed conversion of the Class B stock at its current conversion ratio of 24.375 to 1. Primary per share amounts for 1997 have been computed based on weighted average common and common equivalent shares of 3,708,243. Net income applicable to common stock reflects the dividend requirements applicable to preferred stocks totaling $1,736,168 for the year ended December 31, 1997.

13.  Related Party Transactions

          Following is a summary of the amounts receivable from and payable to affiliates as of December 31, 1997:

                                                                Receivable           Payable
          Clyde Wm. Engle, Chairman                                     --           858,022
          Telco (net of reserve of $1,392,378)                          --                --
          Hickory Furniture (net of reserve of $1,222,248)              --           259,000
          Hickory White Company (net of reserve of $8,205,876)          --                --
          Coronet Insurance Company (net of reserve of $1,780,506)      --         3,001,839
          National Assurance Indemnity
           Company (net of reserve of $121,257)                         --                --
          Coronet Financial Group (net of reserve of $46,231)           --                --
          Pensacola Holding Company (net of reserve of $1,437,803)      --         3,763,013
          The Springs, Inc. (net of reserve of $268,712)         2,490,954             5,369
          Epernay Properties, Inc.                                 190,361                --
          Normandy Financial Corporation (net of reserve of $25,816)    --           129,829
          Normco (net of reserve of $2,330,530)                         --                --
                                                                        --                --
                                                               $ 2,681,315         8,017,072
                                                                 =========         =========

          Amounts owed to Mr. Engle include amounts loaned to the Company to fund operating deficits. Such amounts are unsecured, due on demand and bear interest at Prime +1%. Additionally, at December 31, 1997, the Company owed Mr. Engle $333,528 for unpaid compensation during a portion of 1997.

          In December 1995, Sunstates determined that due to deterioration in the financial condition of Telco, the repayment of amounts owed to the Company by Telco was doubtful and established a reserve to reduce the reported carrying value of its receivable from Telco to zero.

     At December 31, 1997, the Company is holding Hickory Furniture Company 12% Debentures with a par value of $474,900 (and a carrying value of $160,305, including interest) which were due in January 1992 and remain in default.

          On June 27, 1995, the Company transferred 138,165 shares of common stock of Indiana Financial Investors, Inc. ("IFII", a majority owned subsidiary of Hickory), with a total cost of $800,789, including 3,720 shares purchased in 1995 at a cost of $11,907, to Hickory in exchange for two secured promissory notes with a face value totaling $800,789. These notes are due on June 26, 2000 and bear interest at the rate of prime + 1%, payable annually. Hickory has pledged 200,000 shares of IFII stock to the Company to secure these notes.

          Hickory Furniture Company has no significant liquid assets other than its ownership of securities of the Company and no source of operating cash flow to service its debts owed to the Company. Accordingly, the Company has established a reserve to reduce the reported carrying value of such amounts to zero.

          During the years ended December 31, 1997 Sunstates recognized interest income from affiliates of $225,438 and recorded interest expense totaling $577,873.

     During 1997 the Company accrued $529,000 for various professional services rendered to the Company by Hickory. At December 31, 1997 the Company owed Hickory $259,000 for such services.

         On June 12, 1997, certain subsidiaries of the Company sold securities of Sunstates held by such subsidiaries to Hickory at their then current quoted market values. The following sets forth the information concerning these transactions:

         Sunstates Security                    No. of Shares         Price
         Common Stock                             843,717           $ 8,437
         Class B Stock                             8,890             2,166
         $3.75 Preferred Stock                    136,932           17,117
                                                                   $ 27,720


14.      Subsequent Events

         On May 15, 1998, LaSalle National Bank, pursuant to a Notice of Private Sale of Collateral dated May 7, 1998 and as approved by an order issued by the Illinois Circuit Court, sold the common stock of Alba-Waldensian, Inc. (938,700 shares) and Rocky Mountain Chocolate Factory, Inc. (799,357 shares) it held under a loan to certain of the Company's subsidiaries. The Company was not involved in the determination of the transaction pricing and substantially all of the proceeds from the sale were utilized to retire the subsidiaries' debt to LaSalle, which had been in default since January 1997.

         The 938,700 shares of Alba, representing 50.27% of Alba's outstanding stock, was sold to investors, including Alba (295,000 shares) and Mr. Clyde Wm. Engle (543,700 shares), the Company's Chairman and beneficial owner of a substantial amount of the Company's stock, for cash proceeds totaling $7,040,250. Prior to the transaction, Alba was a consolidated subsidiary of the Company (see Note 1) and accordingly the Company utilized the equity method to account for its investment in Alba common stock. The recorded carrying value of these shares totaled $13,148,799 resulting in a loss of $6,108,549 upon the sale. The Company has reduced the carrying value of its investment in the Alba common stock in these financial statements to reflect the amount realized upon the foreclosure sale (see Note 4).

         The 799,357 shares of Rocky Mountain, representing 27.45% of Rocky Mountain's outstanding stock, was sold to investors including Rocky Mountain (336,000 shares), certain of Rocky Mountain's officers and directors (104,000 shares) and Mr. Clyde Wm. Engle (194,357 shares) for cash proceeds totaling $4,116,689. The Company utilized the equity method of accounting for its investment in Rocky Mountain common stock with a carrying value of $2,268,257 resulting in a gain of $1,848,432 upon the sale. The Company has adjusted the carrying value of its investment in the Rocky Mountain common stock in these financial statements to reflect the amount realized upon the foreclosure sale (see Note 5).

         On July 10, 1998, the Circuit Court of Cook County Illinois entered a consent judgment, to which the Company objected, ordering that specified properties owned by certain subsidiaries of the Company be transferred to Mr. Dan Sampson and Coach Horse Livery, Ltd. (both non-affiliates of the Company). The carrying value of such properties on the books of the Company as of December 31, 1997 totaled $275,907. With respect to one of the properties subject to the judge's order, the transfer would not be effected until the Company receives reimbursement of the $115,000 purchase price paid for such property. The Company intends to seek reconsideration of the consent judgment and/or appeal the judge's order.